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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 6, 2003

VON HOFFMANN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-90992	43-0633003
(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Camera Avenue St. Louis, Missouri	63126
(Address of Principal Executive Offices)	(Zip Code)

(314) 966-0909

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

EXPLANATORY NOTE

        This Amendment No. 1 on Form 8-K/A to the Current Report of Von Hoffmann Corporation filed on October 7, 2003 corrects a typographical error by inserting the signature for the name "Robert S. Mathews" on the signature page.

Item 9. Regulation FD Disclosure.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        The following unaudited pro forma consolidated financial information of our parent, Von Hoffmann Holdings Inc. ("Holdings") is based on our consolidated financial statements and the consolidated financial statements of The Lehigh Press, Inc. The unaudited pro forma consolidated balance sheet as of June 30, 2003 gives effect to the recently announced proposed offering of $60.0 million in senior notes due 2009 and the application of the net proceeds therefrom, the recently announced proposed acquisition of Lehigh Press, proposed $20.0 million equity investment in Holdings by DLJ Merchant Banking Partners II, LP and certain of its affiliates, the amendment of our senior credit facility and the borrowing of funds under our senior credit facility for the Lehigh Press acquisition (collectively, the "Transactions") as if they had occurred on June 30, 2003. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2002 and the six month periods ended June 30, 2002 and 2003 give effect to the Transactions as if they had occurred at the beginning of the period presented.

        The unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to represent what our results of operations or financial position would actually have been had the Transactions occurred on the dates specified, nor do they purport to project our results of operations or financial position for any future period or at any future date. The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable.

Von Hoffmann Holdings Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
As of June 30, 2003
(in thousands)

	Von Hoffmann Holdings Inc. (Actual)	The Lehigh Press, Inc. (Actual)	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$10,203	$74	$128,415	(1)	$27,492
			(111,200	)(2)
Trade accounts receivable	62,065	21,848	—		83,913
Other receivables	—	443	—		443
Inventories	39,491	4,528	383	(2)	44,402
Deferred income taxes	2,509	418	—		2,927
Prepaid expenses	852	794	—		1,646

Total current assets	115,120	28,105	17,598		160,823
Deferred debt issuance cost	10,032	184	2,235	(1)	12,267
			(184	)(3)
Property, plant, and equipment, net	121,913	37,906	37,906	(2)	197,725
Goodwill	189,855	7,450	38,608	(2)	228,463
			(7,450	)(3)
Other intangibles	—	109	14,526	(2)	14,635

	$436,920	$73,754	$103,239		$613,913

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$22,567	$11,464	$—		$34,031
Other accrued expenses	16,998	480	—		17,478
Salaries and wages	6,914	2,214	—		9,128
Income taxes payable	1,476	692	(579	)(1)	1,589
Current portion of long-term debt	—	—	—		—

Total current liabilities	47,955	14,850	(579)		62,226
Long-term liabilities and reserves:
Deferred income taxes	10,203	3,232	19,541	(2)	32,976
Deferred compensation, pensions & other	—	8,720	—		8,720
Senior credit facility	—	41,061	50,000	(1)	50,000
			(41,061	)(4)
Senior notes	215,000	—	60,000	(1)	275,000
Premium on senior notes	—	—	2,400	(1)	2,400
Senior subordinated notes	100,000	—	—		100,000
Holdings—Subordinated exchange debentures	38,340	—	—		38,340

	363,543	53,013	90,880		507,436
Stockholders' equity:
Common stock	716	20	200	(1)	916
			(20	)(5)
Additional paid-in capital	86,434	1,025	19,700	(1)	106,134
			(1,025	)(5)
(Accumulated deficit) retained earnings	(52,753)	8,596	(1,071	)(1)	(53,824)
			(8,596	)(5)
Treasury stock, at cost	(8,470)	—	—		(8,470)
Other comprehensive income	—	(3,750)	3,750	(5)	—
Note receivable	(505)	—	—		(505)

	25,422	5,891	12,938		44,251

	$436,920	$73,754	$103,239		$613,913

Von Hoffmann Holdings Inc. and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Balance Sheet
(in thousands)

(1)
Represents net proceeds from the issuance of $60.0 million in aggregate principal amount of the notes at an assumed price of 104% of par, borrowings under the senior credit facility and proceeds to Holdings from the issuance of common stock.

Senior credit facility	$50,000
Notes offered hereby	62,400
Common stock	20,000
Less: financing fees and expenses	(3,985)

$128,415

  The proceeds from the issuance of common stock at the Holdings level will be used for its general corporate purposes. We do not expect that these proceeds will be loaned or contributed to us or used as funding for the Lehigh Press acquisition.

  Fees of $1,650 associated with the Lehigh Press acquisition will be reflected directly in accumulated deficit, net of taxes of $579. Additional fees of $100 are related to the issuance of common stock and have been recorded as a reduction of additional paid-in capital. Fees and expenses of $2,235 associated with the amendment to our senior credit facility and this offering have been capitalized as debt issuance costs.

(2)
Represents the acquisition of the outstanding common stock of Lehigh Press for $110.0 million, subject to certain potential adjustments, plus fees associated with the acquisition. The preliminary purchase price allocation is based on Lehigh Press' net assets as of June 30, 2003.

        The following is a summary of the preliminary purchase price allocation:

Cash consideration paid at closing	$110,000
Estimated acquisition fees and expenses	1,200

Total purchase price	111,200
Less: Book value of net assets acquired	39,318
Adjustments to fair value of net assets acquired:
Inventories	383
Property, plant and equipment	37,906
Other intangibles	14,526
Deferred taxes	(19,541)

72,592

Goodwill	$38,608

  The calculation above is based on Lehigh Press' net assets as of June 30, 2003. Because the closing date of the Lehigh Press acquisition will be different from the closing date for this offering, the purchase price allocations will vary accordingly. The acquisition will be accounted for under the purchase method of accounting in accordance with the SFAS No. 141, "Business Combinations" and the resulting goodwill and other intangible assets will be accounted for under SFAS No. 142, "Goodwill and Other Intangible Assets." We are in the process of obtaining third party valuations of property, plant and equipment and certain intangible assets (i.e., non-compete agreements, customer agreements, etc.); accordingly the allocation of the purchase price in excess of the net assets acquired is subject to adjustment. The purchase price allocation is preliminary and has been made solely for the purpose of developing the pro forma financial information.

(3)
Represents adjustments to eliminate goodwill and debt issuance costs of Lehigh Press.

(4)
Represents the repayment of Lehigh Press' various long-term debt by stockholders of Lehigh Press in connection with the Transactions.

(5)
Represents the adjustment to eliminate Lehigh Press' stockholders' equity.

Von Hoffmann Holdings Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2002
(in thousands)

	Von Hoffmann Holdings Inc. (Actual)	The Lehigh Press, Inc. (Actual)	Pro Forma Adjustments		Pro Forma
Net sales	$379,437	$118,741	$—		$498,178
Cost of products and services	321,331	88,022	3,142	(1)	412,495

Gross profit	58,106	30,719	(3,142)		85,683
Operating expenses:
Selling and administrative expenses	26,177	22,862	1,720	(1)	50,759
Special consulting expenses	2,453	—	—		2,453

	28,630	22,862	1,720		53,212

Income from operations	29,476	7,857	(4,862)		32,471
Interest income	269	—	—		269
Gain on disposal of depreciable assets	2,771	10	—		2,781
Other expense	—	(83)	—		(83)
Gain on debt extinguishment, net	282	—	—		282
Interest expense	(33,557)	(2,102)	(5,844	)(2)	(41,503)
Interest expense—subordinated exchange debentures	(5,530)	—	—		(5,530)

Income (loss) before income taxes	(6,289)	5,682	(10,706)		(11,313)
Income tax provision (benefit)	(993)	2,107	(3,961	)(3)	(2,847)

Net income (loss)	$(5,296)	$3,575	$(6,745)		$(8,466)

Basic and diluted net loss per common share (4)	$(0.08)				$(0.10)

Von Hoffmann Holdings Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
Six Months Ended June 30, 2003
(in thousands)

	Von Hoffmann Holdings Inc. (Actual)	The Lehigh Press, Inc. (Actual)	Pro Forma Adjustments		Pro Forma
Net sales	$198,114	$67,316	$—		$265,430
Cost of products and services	161,901	50,001	1,423	(1)	213,325

Gross profit	36,213	17,315	(1,423)		52,105
Operating expenses:
Selling and administrative expenses	11,089	11,702	981	(1)	23,772
Special consulting expenses	334	—	—		334

	11,423	11,702	981		24,106

Income from operations	24,790	5,613	(2,404)		27,999
Interest income	45	—	—		45
Gain (loss) on disposal of depreciable assets	(289)	12	—		(277)
Other expense	—	(49)	—		(49)
Interest expense	(17,662)	(931)	(3,032	)(2)	(21,625)
Interest expense—subordinated exchange debentures	(2,659)	—	—		(2,659)

Income (loss) before income taxes	4,225	4,645	(5,436)		3,434
Income tax provision (benefit)	1,738	1,834	(2,011	)(3)	1,561

Net income (loss)	$2,487	$2,811	$(3,425)		$1,873

Basic net income per common share (4)	$0.04				$0.02

Diluted net income per common share (4)	$0.04				$0.02

Von Hoffmann Holdings Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
Six Months Ended June 30, 2002
(in thousands)

	Von Hoffmann Holdings Inc. (Actual)	The Lehigh Press, Inc. (Actual)	Pro Forma Adjustments		Pro Forma
Net sales	$194,692	$64,175	$—		$258,867
Cost of products and services	165,451	46,051	1,583	(1)	213,085

Gross profit	29,241	18,124	(1,583)		45,782
Operating expenses:
Selling and administrative expenses	14,165	11,798	901	(1)	26,864
Special consulting expenses	1,713	—	—		1,713

	15,878	11,798	901		28,577

Income from operations	13,363	6,326	(2,484)		17,205
Interest income	158	—	—		158
Gain on disposal of depreciable assets	3,011	10	—		3,021
Other expense	—	(56)	—		(56)
Loss on debt extinguishment	(3,125)	—	—		(3,125)
Interest expense	(15,644)	(1,108)	(2,866	)(2)	(19,618)
Interest expense—subordinated exchange debentures	(3,278)	—	—		(3,278)

Income (loss) before income taxes	(5,515)	5,172	(5,350)		(5,693)
Income tax provision (benefit)	(1,990)	2,170	(1,979	)(3)	(1,799)

Net income (loss)	$(3,525)	$3,002	$(3,371)		$(3,894)

Basic and diluted net loss per common share (4)	$(0.05)				$(0.04)

Von Hoffmann Holdings Inc. and Subsidiaries
Notes to Unaudited Pro Forma Consolidated Statements of Operations
(in thousands)

(1)
Details of the unaudited pro forma adjustments to costs of products and services and selling and administrative expenses reflect the following as a result of the acquisition:

	Year Ended December 31, 2002	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002
Costs of products and services:
Incremental depreciation	$3,142	$1,423	$1,583

Selling and administrative expenses:
Incremental depreciation	$309	$118	$171
Amortization of other intangibles	4,069	2,034	2,034
Elimination of stockholder expenses	(2,315)	(1,029)	(1,133)
Elimination of previous amortization expense	(343)	(142)	(171)

	$1,720	$981	$901

  The incremental depreciation results from the allocation of the purchase price to property, plant and equipment acquired in the acquisition of Lehigh Press. Depreciation was calculated using estimated useful lives. The amortization of other intangibles reflects the impact of amortizing non-compete agreements and customer agreements and lists over the periods specified within the agreements.

  The elimination of stockholders' expenses reflect the elimination of compensation, fringe benefits and other costs directly associated with two stockholders whose employment will not continue upon completion of the acquisition. The elimination of previous amortization expense reflects the adjustment for the elimination of compensation arrangements associated with these stockholders.

(2)
Details of the unaudited pro forma adjustments to interest expense reflect the following as a result of the Transactions:

	Year Ended December 31, 2002	Six Months Ended June 30, 2003	Six Months Ended June 30, 2002
Senior credit facility	$1,813	$907	$907
New Notes	6,150	3,075	3,075
Amortization of debt issuance costs	367	210	184
Amortization of premium	(384)	(229)	(192)
Elimination of Lehigh Press interest expense	(2,102)	(931)	(1,108)

	$5,844	$3,032	$2,866

  The adjustments above assume borrowings under the senior credit facility of $50,000 at a 4.25% interest rate and the issuance of the notes at a stated coupon rate of 10.25%. The amortization of debt premium reflects straight-line amortization of the premium on the notes assuming a price of 104% of par. The amortization of debt issuance costs represents the amortization of the costs incurred as part of the issuance of the notes and the amendment to the senior credit facility.

  A 1/8% change in the interest rate would result in interest expense increasing or decreasing by $133, $66 and $66 for the year ended December 31, 2002, six months ended June 30, 2003 and six months ended June 30, 2002, respectively.

(3)
Represents the adjustment for the estimated income tax effect of the aggregate pro forma adjustments using a pro forma effective income tax rate of 37.0%.

(4)
Pro forma basic and diluted net income per common share reflects the additional 20.0 million shares of Holdings common stock issued as if the shares were issued at the beginning of the specified period.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: October 6, 2003

VON HOFFMANN CORPORATION
By:	ROBERT S. MATHEWS Name: Robert S. Mathews Title: President and Chief Executive Officer

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  Item 9. Regulation FD Disclosure.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Von Hoffmann Holdings Inc. and Subsidiaries Unaudited Pro Forma Consolidated Balance Sheet As of June 30, 2003 (in thousands)
Von Hoffmann Holdings Inc. and Subsidiaries Notes to Unaudited Pro Forma Consolidated Balance Sheet (in thousands)
Von Hoffmann Holdings Inc. and Subsidiaries Unaudited Pro Forma Consolidated Statement of Operations Year Ended December 31, 2002 (in thousands)
Von Hoffmann Holdings Inc. and Subsidiaries Unaudited Pro Forma Consolidated Statement of Operations Six Months Ended June 30, 2003 (in thousands)
Von Hoffmann Holdings Inc. and Subsidiaries Unaudited Pro Forma Consolidated Statement of Operations Six Months Ended June 30, 2002 (in thousands)
Von Hoffmann Holdings Inc. and Subsidiaries Notes to Unaudited Pro Forma Consolidated Statements of Operations (in thousands)
SIGNATURES